Exhibit 1.01

CONFLICT MINERALS REPORT OF ANALOG DEVICES, INC.
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
(UNAUDITED)

Section 1: Introduction

This is the Conflict Minerals Report of Analog Devices, Inc. (“Analog Devices”, “we”, “our”) for calendar year 2014 in accord with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”). Numerous terms in this Report are defined in Rule 13p-1 and Form SD and the reader is referred to those sources and to 1934 Act Release No. 34-67716 (August 22, 2012) for such definitions and explanations thereof.

Gold, tantalum, tin or tungsten (collectively, the “conflict minerals”) are necessary to the functionality or production of products manufactured or contracted to be manufactured by Analog Devices. Such products include Integrated Circuits, Assembled Products and Evaluation Boards, which (depending on the product) contain one or more conflict minerals (collectively, the “Products”). Analog Devices either knows that necessary conflict minerals originated in the Democratic Republic of the Congo or an adjoining country (collectively, “Covered Countries”) and are not from recycled or scrap sources, or has reason to believe that necessary conflict minerals may have originated in the Covered Countries and has reason to believe that they may not be from recycled or scrap sources. Accordingly we undertook due diligence to determine whether the necessary conflict minerals in the Products did originate or may have originated in the Covered Countries.

Analog Devices is many steps removed from the mining of the conflict minerals; we do not purchase raw ore or unrefined conflict minerals, and we do no purchasing in the Covered Countries. We either purchase conflict minerals indirectly from a smelter or refiner for use in our manufacturing processes or purchase components from suppliers that incorporate conflict minerals. The origin of conflict minerals cannot be determined with any certainty once the raw ores are smelted, refined and converted to ingots, bullion or other conflict-mineral containing derivatives. Smelters and refiners are consolidating points for raw ore and are therefore in the best position in the total supply chain to know the origin of the ores. Our due diligence measures were based on multi-industry initiatives with the smelters and refiners of conflict minerals who provide those conflict minerals to Analog Devices’ suppliers.

Section 2: Due Diligence

A.	Design of Analog Devices’ due diligence framework

Analog Devices designed our due diligence measures to conform, in all material respects, with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (OECD 2013) (“OECD Framework”), including related supplements for each of the conflict minerals.

B.	Description of Analog Devices’ due diligence measures performed with respect to products manufactured during 2014

Analog Devices’ due diligence measures performed with respect to products manufactured during 2014 included:

•	Continuing our participation as a member company in the Conflict-Free Sourcing Initiative (CFSI), under sponsorship of the Electronic Industry Citizenship Coalition (EICC).

•
Communicating to our suppliers and the public our DRC Conflict Free sourcing policy for the supply chain of minerals originating from Conflict-Affected and High-Risk Areas. Our Conflict Minerals Policy Statement can be found on our website at www.analog.com.

•	As part of our risk management plan:

◦
Updating our purchase order terms and conditions to require suppliers that obtain conflict minerals from smelters whose minerals originate from the Covered Countries to use only those smelters that either (1) submit to a conflict-free certification audit or (2) participate in the EICC/GeSI Conflict – Free Smelter Program (CFSP). Suppliers are subject to an audit by Analog Devices to confirm the supplier’s compliance with these requirements.

◦
Increasing our engagement with direct suppliers and providing guidance regarding training materials from the CFSI, which aims to improve the quality and quantity of smelter information received from suppliers using the CFSI Conflict Minerals Reporting (CMR) template for this reporting period.

•
Reassessing all of our products and suppliers in order to identify conflict minerals scope and risk in our supply chain. Analog Devices’ existing suppliers were evaluated for use of conflict minerals through a review of internal documents, including bills of material, materials declarations and purchasing contracts. New suppliers were assessed as part of the General Procurement Specifications (GPS) applied to all new suppliers. Suppliers identified as providing materials to Analog Devices that include conflict minerals were aggregated onto an electronic tracking spreadsheet.

•
Conducting a reasonable country of origin inquiry (RCOI) by circulating a supply-chain survey with direct suppliers included on the electronic tracking spreadsheet using the EICC/GeSI CMR Template. The purpose of this supplier survey was to identify, if possible, the smelters and refiners that supply necessary conflict minerals in our Products. In 2014, we surveyed 316 suppliers and received 224 responses or a 71% response rate.

•
As part of our risk management plan, verifying that direct suppliers completed all pertinent sections of the CMR template and making follow-up inquiries as necessary to obtain responsive information from as many suppliers as possible. For non-responsive suppliers, we will continue to engage with the supplier to obtain a survey response. If a supplier fails to provide survey information, we will take measures up to and including termination of our relationship with the supplier.

•
Comparing the smelters and refiners identified by direct suppliers via the CMR template against the list of smelter and refinery facilities that have received a “conflict free” designation (such as through the CFSP’s lists for tantalum, tin, tungsten and gold) by participating in an independent third party smelter audit. The responses from our suppliers listed 255 entities as smelters or refiners of conflict minerals in their supply chains. 150 of these entities were identified as conflict-free by our suppliers. Analog Devices compared the identified entities to the CFS list of smelters and we confirmed that all conflict-free entities reported by our suppliers were in fact designated as conflict-free by the CFSP. The following is a summary of the smelters used by our suppliers broken out by mineral type:

Metal	Total Known Smelters Used	Conflict-Free Smelters
Tantalum	40	40
Tungsten	34	14
Tin	72	40
Gold	112	67
Total	258	161

•	Selecting a software package to replace the internally managed spreadsheets and allow for improved monitoring of our suppliers.

Section 3: Other Matters

Based on the information provided by our suppliers through December 31, 2014, we believe that the facilities that may have been used to process conflict minerals in our products include the refiners listed in Annex I below.

After exercising the due diligence described above, Analog Devices was unable to obtain sufficient information from our direct suppliers or other sources to conclude whether necessary conflict minerals originated in the Covered Countries and/or, if so, whether or not the conflict minerals directly or indirectly financed an armed group in the Covered Countries. However, based on information provided by our suppliers, as well as from the RCOI data from CFSI, Analog Devices believes the countries of origin of the conflict minerals contained in our products may include the countries listed in Annex II below.

Analog Devices will undertake the following steps during the next compliance period to continue to improve the due diligence conducted and to further mitigate the risk that our necessary conflict minerals benefit armed groups, including:

•	Participating in industry initiatives and engaging in direct contact with vendors to increase the response rate of suppliers’ supply-chain surveys.

•
Contacting smelters identified as a result of the RCOI process and requesting their participation in obtaining a “conflict free” designation from an industry program such as the EICC/GeSI Conflict Free Smelter program or equivalent, if they have not already done so.

•	As more smelters participate in the CFSP, comparing RCOI results to information collected via independent conflict free smelter validation programs.

•	Implementing the software package that we have selected to replace the internally managed spreadsheets and allow for improved monitoring of our suppliers.

•	Obtain an independent assessment of the current state of our due diligence framework for alignment with the OECD Framework.

ANNEX I

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Advanced Chemical Company	UNITED STATES
Gold	Aida Chemical Industries Co., Ltd.*	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.*	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Córrego do Sítio Mineração*	BRAZIL
Gold	Argor-Heraeus SA*	SWITZERLAND
Gold	Asahi Pretec Corporation*	JAPAN
Gold	Asaka Riken Co., Ltd.**	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.*	TURKEY
Gold	Aurubis AG*	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Bauer Walser AG	GERMANY
Gold	Boliden AB*	SWEDEN
Gold	C. Hafner GmbH + Co. KG*	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery – Glencore Canada Corporation*	CANADA
Gold	Cendres + Métaux SA**	SWITZERLAND
Gold	Chimet S.p.A.*	ITALY
Gold	Chugai Mining	JAPAN
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Do Sung Corporation	KOREA, REPUBLIC OF
Gold	Doduco**	GERMANY
Gold	Dowa*	JAPAN
Gold	Eco-System Recycling Co., Ltd.*	JAPAN
Gold	Faggi Enrico S.p.A.	ITALY
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Geib Refining Corporation	UNITED STATES
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Heimerle + Meule GmbH*	GERMANY
Gold	Heraeus Ltd. Hong Kong*	HONG KONG
Gold	Heraeus Precious Metals GmbH & Co. KG*	GERMANY
Gold	Hunan Chenzhou Mining Group Co., Ltd.	CHINA
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.*	JAPAN
Gold	Istanbul Gold Refinery*	TURKEY

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Japan Mint*	JAPAN
Gold	Jiangxi Copper Company Limited	CHINA
Gold	Johnson Matthey Inc.*	UNITED STATES
Gold	Johnson Matthey Limited*	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant*	RUSSIAN FEDERATION
Gold	JSC Uralelectromed*	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.*	JAPAN
Gold	Kazzinc*	KAZAKHSTAN
Gold	Kennecott Utah Copper LLC*	UNITED STATES
Gold	Kojima Chemicals Co., Ltd.*	JAPAN
Gold	Korea Metal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L' azurde Company For Jewelry*	SAUDI ARABIA
Gold	Lingbao Gold Company Limited	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	LS-NIKKO Copper Inc.*	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Materion*	UNITED STATES
Gold	Matsuda Sangyo Co., Ltd.*	JAPAN
Gold	Metalor Technologies (Hong Kong) Ltd.*	HONG KONG
Gold	Metalor Technologies (Singapore) Pte., Ltd.*	SINGAPORE
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies SA*	SWITZERLAND
Gold	Metalor USA Refining Corporation*	UNITED STATES
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V*	MEXICO
Gold	Mitsubishi Materials Corporation*	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.*	JAPAN
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.*	TURKEY
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.*	JAPAN
Gold	Ohio Precious Metals, LLC*	UNITED STATES
Gold	Ohura Precious Metal Industry Co., Ltd.*	JAPAN
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)*	RUSSIAN FEDERATION
Gold	OJSC Kolyma Refinery	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	PAMP SA*	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk*	INDONESIA
Gold	PX Précinox SA*	SWITZERLAND
Gold	Rand Refinery (Pty) Ltd.*	SOUTH AFRICA
Gold	Republic Metals Corporation*	UNITED STATES

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Gold	Royal Canadian Mint*	CANADA
Gold	Sabin Metal Corp.	UNITED STATES
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF
Gold	Schone Edelmetaal*	NETHERLANDS
Gold	SEMPSA Joyería Platería SA*	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.*	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.*	CHINA
Gold	So Accurate Group, Inc.	UNITED STATES
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals**	RUSSIAN FEDERATION
Gold	Solar Applied Materials Technology Corp.*	TAIWAN
Gold	Sumitomo Metal Mining Co., Ltd.*	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.*	JAPAN
Gold	The Great Wall Gold and Silver Refinery of China	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.*	CHINA
Gold	Tokuriki Honten Co., Ltd.*	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom**	KOREA, REPUBLIC OF
Gold	Umicore Brasil Ltda.*	BRAZIL
Gold	Umicore Precious Metals Thailand*	THAILAND
Gold	Umicore SA Business Unit Precious Metals Refining*	BELGIUM
Gold	United Precious Metal Refining, Inc.*	UNITED STATES
Gold	Valcambi SA*	SWITZERLAND
Gold	Western Australian Mint trading as The Perth Mint*	AUSTRALIA
Gold	Yamamoto Precious Metal Co., Ltd.*	JAPAN
Gold	Yokohama Metal Co., Ltd.**	JAPAN
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation*	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery*	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.*	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry*	CHINA
Tantalum	Duoluoshan*	CHINA
Tantalum	Exotech Inc.*	UNITED STATES
Tantalum	F&X Electro-Materials Ltd.*	CHINA
Tantalum	Global Advanced Metals Aizu*	UNITED STATES
Tantalum	Global Advanced Metals Boyertown*	UNITED STATES
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.*	CHINA
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch*	CHINA
Tantalum	H.C. Starck Co., Ltd.*	THAILAND
Tantalum	H.C. Starck GmbH Goslar*	GERMANY
Tantalum	H.C. Starck GmbH Laufenburg*	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH*	GERMANY
Tantalum	H.C. Starck Inc.*	UNITED STATES

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tantalum	H.C. Starck Ltd.*	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co.KG*	GERMANY
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.*	CHINA
Tantalum	Hi-Temp Specialty Metals, Inc.*	UNITED STATES
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.*	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.*	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.*	CHINA
Tantalum	KEMET Blue Metals*	MEXICO
Tantalum	KEMET Blue Powder*	UNITED STATES
Tantalum	King-Tan Tantalum Industry Ltd.*	CHINA
Tantalum	LSM Brasil S.A.*	BRAZIL
Tantalum	Metallurgical Products India Pvt., Ltd.*	INDIA
Tantalum	Mineração Taboca S.A.*	BRAZIL
Tantalum	Mitsui Mining & Smelting*	JAPAN
Tantalum	Molycorp Silmet A.S.*	ESTONIA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.*	CHINA
Tantalum	Plansee SE Liezen*	AUSTRIA
Tantalum	Plansee SE Reutte*	AUSTRIA
Tantalum	QuantumClean*	UNITED STATES
Tantalum	RFH Tantalum Smeltry Co., Ltd.*	CHINA
Tantalum	Solikamsk Magnesium Works OAO*	RUSSIAN FEDERATION
Tantalum	Taki Chemicals*	JAPAN
Tantalum	Telex Metals*	UNITED STATES
Tantalum	Ulba Metallurgical Plant JSC*	KAZAKHSTAN
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.*	CHINA
Tantalum	Zhuzhou Cemented Carbide*	CHINA
Tin	Alpha*	UNITED STATES
Tin	China Tin Group Co., Ltd.**	CHINA
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Cooperativa Metalurgica de Rondônia Ltda.*	BRAZIL
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV United Smelting*	INDONESIA
Tin	Dowa*	JAPAN
Tin	EM Vinto*	BOLIVIA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	Feinhütte Halsbrücke GmbH	GERMANY
Tin	Fenix Metals**	POLAND
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.*	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.*	CHINA

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA
Tin	Magnu's Minerais Metais e Ligas Ltda.*	BRAZIL
Tin	Malaysia Smelting Corporation (MSC)*	MALAYSIA
Tin	Melt Metais e Ligas S/A	BRAZIL
Tin	Metallic Resources, Inc.**	UNITED STATES
Tin	Metallo-Chimique N.V.*	BELGIUM
Tin	Mineração Taboca S.A.*	BRAZIL
Tin	Minsur*	PERU
Tin	Mitsubishi Materials Corporation*	JAPAN
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company**	VIETNAM
Tin	Novosibirsk Processing Plant Ltd.	RUSSIAN FEDERATION
Tin	O.M. Manufacturing (Thailand) Co., Ltd.**	THAILAND
Tin	O.M. Manufacturing Philippines, Inc.*	PHILIPPINES
Tin	Operaciones Metalurgical S.A.*	BOLIVIA
Tin	PT Alam Lestari Kencana	INDONESIA
Tin	PT Aries Kencana Sejahtera**	INDONESIA
Tin	PT Artha Cipta Langgeng*	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya*	INDONESIA
Tin	PT Babel Inti Perkasa*	INDONESIA
Tin	PT Bangka Kudai Tin	INDONESIA
Tin	PT Bangka Putra Karya*	INDONESIA
Tin	PT Bangka Timah Utama Sejahtera	INDONESIA
Tin	PT Bangka Tin Industry*	INDONESIA
Tin	PT Belitung Industri Sejahtera*	INDONESIA
Tin	PT BilliTin Makmur Lestari**	INDONESIA
Tin	PT Bukit Timah*	INDONESIA
Tin	PT DS Jaya Abadi*	INDONESIA
Tin	PT Eunindo Usaha Mandiri*	INDONESIA
Tin	PT Fang Di MulTindo	INDONESIA
Tin	PT Inti Stania Prima*	INDONESIA
Tin	PT JusTindo**	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima*	INDONESIA
Tin	PT Panca Mega Persada*	INDONESIA
Tin	PT Pelat Timah Nusantara Tbk	INDONESIA
Tin	PT Prima Timah Utama*	INDONESIA
Tin	PT Refined Bangka Tin*	INDONESIA
Tin	PT Sariwiguna Binasentosa*	INDONESIA
Tin	PT Seirama Tin Investment	INDONESIA
Tin	PT Stanindo Inti Perkasa*	INDONESIA
Tin	PT Sumber Jaya Indah**	INDONESIA
Tin	PT Supra Sukses Trinusa	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur*	INDONESIA

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tin	PT Timah (Persero) Tbk Mentok*	INDONESIA
Tin	PT Tinindo Inter Nusa*	INDONESIA
Tin	PT WAHANA PERKIT JAYA*	INDONESIA
Tin	Rui Da Hung**	TAIWAN
Tin	Soft Metais Ltda.*	BRAZIL
Tin	Thaisarco*	THAILAND
Tin	VQB Mineral and Trading Group JSC**	VIETNAM
Tin	White Solder Metalurgia e Mineração Ltda.*	BRAZIL
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.**	CHINA
Tin	Yunnan Tin Group (Holding) Company Limited*	CHINA
Tungsten	A.L.M.T. TUNGSTEN Corp.**	JAPAN
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.*	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.**	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.***	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.*	CHINA
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.*	CHINA
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.**	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.*	CHINA
Tungsten	Global Tungsten & Powders Corp.*	UNITED STATES
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.**	CHINA
Tungsten	H.C. Starck GmbH**	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co.KG**	GERMANY
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.**	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin**	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.*	CHINA
Tungsten	Japan New Metals Co., Ltd.*	JAPAN
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.*	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.***	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.***	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.**	CHINA
Tungsten	Kennametal Fallon***	UNITED STATES
Tungsten	Kennametal Huntsville***	UNITED STATES
Tungsten	Malipo Haiyu Tungsten Co., Ltd.*	CHINA
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC**	VIETNAM
Tungsten	Pobedit, JSC***	RUSSIAN FEDERATION
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.***	VIETNAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.*	VIETNAM
Tungsten	Wolfram Bergbau und Hütten AG*	AUSTRIA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.*	CHINA

Metal	Smelter or Refiner Name	Country Location of Smelter or Refiner
Tungsten	Xiamen Tungsten Co., Ltd.*	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.**	CHINA

*     Smelter name included in the Conflict-Free Smelters List
**     Smelter name included in the CFSI Active Smelters and Refiners List
***     TI-CMC Members progressing toward CFSP validation

ANNEX II

Angola	Madagascar
Argentina	Mongolia
Australia	Mozambique
Austria	Myanmar
Belgium	Namibia
Bolivia	Netherlands
Brazil	Nigeria
Burundi	Peru
Canada	Portugal
Central African Republic	Republic of the Congo
Chile	Russia
China	Rwanda
Colombia	Sierra Leone
Cote D’Ivoire	Singapore
Czech Republic	Slovakia
Djibouti	South Africa
Egypt	South Korea
Estonia	South Sudan
Ethiopia	Spain
France	Suriname
Germany	Switzerland
Guyana	Taiwan
Hungary	Tanzania
India	Thailand
Indonesia	The Democratic Republic of Congo
Ireland	Uganda
Israel	United Kingdom
Japan	United States
Kazakhstan	Vietnam
Kenya	Zambia
Laos	Zimbabwe
Luxembourg